UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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☒	CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 10, 2014

Commission File Number 001-35844
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Pinnacle Foods Inc.
(Exact name of registrant as specified in its charter)
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Delaware	35-2215019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Jefferson Road Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 541-6620
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 10, 2014, the Company held its 2014 Annual Meeting. A quorum was present at the meeting, as required by the Company’s Amended and Restated Bylaws. The immediately following charts set forth the number of votes cast for and against, and the number of abstentions votes and broker non-votes, with respect to each matter voted upon by the shareholders.

Proposal 1 - Election of Directors
The following three individuals were elected to the Board of Directors to serve as directors for a term expiring in 2017 and until their successors have been duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
Jane Nielsen	103,535,394	1,506,198	6,370,220
Jeff Overly	82,434,197	22,607,395	6,370,220
Raymond P. Silcock	103,546,226	1,495,366	6,370,220

Proposal 2 - Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2014
The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2014 was ratified.

Votes For	Votes Against	Votes Abstained
111,336,797	51,173	23,842

Proposal 3 - Non-binding Vote on Executive Compensation
The shareholders approved, on an advisory, non-binding basis, the compensation paid to our named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
104,356,206	645,178	40,208	6,370,220

Proposal 4 - Non-binding Vote on the Frequency of Future Votes on Executive Compensation
The shareholders approved, on an advisory, non-binding basis, the holding of an advisory vote on executive compensation every year.

Every Year	Every 2 Years	Every 3 Years	Votes Abstained	Broker Non-Votes
100,374,986	1,564,549	3,040,547	61,510	6,370,220

In light of the voting results with respect to the frequency of holding a non-binding, advisory vote on executive compensation, the Board of Directors has determined that the Company will hold future non-binding, advisory votes of shareholders to approve the compensation of the named executive officers on an annual basis until the next non-binding, advisory shareholder vote on the frequency of shareholder votes on executive compensation, or until the Board of Directors otherwise determines a different frequency for such non-binding, advisory votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PINNACLE FOODS INC.

By:	/s/ CRAIG STEENECK

Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer
Date:	June 11, 2014